SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): July 8, 2008

                                FONAR CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                      0-10248                     11-2464137
---------------             ----------------             -------------------
(State or other             (Commission File              (I.R.S. Employer
jurisdiction of                  Number)                 Identification No.)
incorporation)

                                110 Marcus Drive
                            Melville, New York 11747
                                 (631) 694-2929
               ---------------------------------------------------
               (Address, including zip code, and telephone number
                   of registrant's principal executive office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting   material   pursuant  to  Rule  14a-12  under  the  Exchange Act
(17 CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01(a) Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

We received a letter from The NASDAQ Stock Market LLC on July 8, 2008 indicating that the Company is not in compliance with Marketplace Rules 4350(e) and 4350(g) due to the fact that it has not yet solicited proxies and held its annual meeting for the fiscal year ended June 30, 2007. As a result, the notice indicated that the Company's securities would be subject to delisting from The NASDAQ Capital Market unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel. The Company intends to request a hearing at which it will request continued listing based upon its plan to solicit proxies and hold the annual meeting. However, there can be no assurance the Panel will grant the Company's request for continued listing.

Exhibits

99. Press Release dated July 11, 2008


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FONAR CORPORATION
                                                (Registrant)

                                                By: /s/ Raymond Damadian
                                                    Raymond Damadian
                                                    President and Chairman


Dated:   July 11, 2008